EXHIBITS TO BE FILED BY EDGAR


Exhibits:

            B-1(b)     -   Term Sheet  between the GPU Companies and The First
                           National Bank of Chicago and PNC Bank, N.A..

            B-2(b)(1)  -   Forms of Amended and Restated Nuclear Material
                           Lease Agreements.

            B-2(b)(2)  -   Forms of Amended and Restated Nuclear Material
                           Lease Agreements.

            B-2(b)(3)  -   Forms of Amended and Restated Nuclear Material
                           Lease Agreements.

            B-2(b)(4)  -   Forms of Amended and Restated Nuclear Material
                           Lease Agreements.

            B-2(c)(1)  -   Forms of new Lessee's Letter Agreements.

            B-2(c)(2)  -   Forms of new Lessee's Letter Agreements.

            B-2(c)(3)  -   Forms of new Lessee's Letter Agreements.

            B-2(c)(4   -   Forms of new Lessee's Letter Agreements.

            B-3(b)     -   Form of Amended and Restated Trust Agreement.

            C          -   None

            D-2(b)     -   Copy of Securities Certificate of Met-Ed filed
                           with the PaPUC


            D-2(c)     -   Copy of Securities Certificate of Penelec filed
                           with the PaPUC

            D-3(b)     -   Copy of Order of PaPUC registering Met-Ed's
                           Securities Certificate

            D-3(c)     -   Copy of Order of PaPUC registering Penelec's
                           Securities Certificate

            E          -   Not Applicable

            F-1(a)     - Opinion of Berlack, Israels & Liberman LLP.

            F-2(b)     - Opinion of Ryan, Russell, Ogden & Seltzer LLP.

            F-3(b)     - Opinion of Ballard Spahr Andrews & Ingersoll, LLP.